UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2012

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on August 1, 2012, Ignite Restaurant Group, Inc. (the “Company”) received a waiver through September 17, 2012 from the lenders under its senior secured credit facility, whereby the lenders agreed to waive the rights and remedies under the credit agreement arising from the delay in the Company filing its Form 10-Q for the quarter ended June 18, 2012, in order to provide the Company with additional time to complete its previously announced accounting review of its historical accounting for fixed assets and related depreciation expense in prior periods as a private company.  The Company’s accounting review continues to be ongoing, and as a result, the Company has received an extension to such waiver through October 19, 2012.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2012

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Jeffrey L. Rager
Jeffrey L. Rager
Senior Vice President and Chief Financial Officer

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